Exhibit 99.2

Callon Petroleum Company Announces Upcoming Conference Schedule

Natchez, MS (June 19, 2012) -- Callon Petroleum Company (NYSE: CPE) today announced it will participate in two upcoming conferences in the month of June.

Callon is scheduled to present at the 2012 Global Hunter Securities' GHS 100 Energy Conference at the InterContinental Hotel, San Francisco, California on Monday, June 25, 2012 at 8:30 AM PDT. An audio webcast of the presentation will be available on the Company's website at www.callon.com.

Callon will also present at the 2012 Louisiana Energy Conference at the Windsor Court Hotel, New Orleans, Louisiana on Wednesday, June 27, 2012 at 11:00 AM CDT. The Company will be participating in a panel discussion of “US Onshore E&P: Can Emerging Oil Plays Bring US Energy Independence?”.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

It should be noted that this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are identified by the words “expects,” “intends,” “plans” and words of similar import, and include statements regarding the Company's drilling and other future plans. These statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are changes in commodity prices, results of our drilling program and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC's website at www.sec.gov.

For further information contact
Rodger Smith, 1-800-451-1294